Exhibit 10.1

May 18, 2023

Spencer Clarke LLC

1111 Lincoln Road, Suite 500 Miami

Beach, FL 33139

Attn: Reid Drescher, President & CEO

Re: Amendment and Addendum to Letter of Engagement

Gentlemen:

This letter serves as an amendment and addendum to the Letter of Engagement between Spencer Clarke LLC (“SC”) and Nightfood Holdings, Inc. (“NGTF”), dated February 2, 2021 (the “Original Letter”), as amended and supplemented by that letter agreement between SC and NGTF dated September 6, 2022 and that letter agreement between SC and NGTF dated October 4, 2022 (the Original Letter as so amended, the “Engagement Letter”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to those terms in the Engagement Letter.

By signing below and delivering this letter to NGTF, the parties hereto agree as follows:

1. Notwithstanding anything to the contrary in the Engagement Letter, in no event shall any Financing, M&A Activity or Corporate Finance Activity that would be subject to a fee or other compensation to SC, be subject to a minimum fee. In furtherance of the foregoing, the last sentence of Section 3(d) of the Original Letter is hereby deleted in its entirety and of no further force or effect.

2. Notwithstanding anything to the contrary in the Engagement Letter, SC agrees to waive any and all cash fees (but not warrants) it otherwise would be entitled to with respect to the certain financing NGTF closed with Mast Hill Fund LP dated February 28, 2023 in the aggregate principal amount of $160,941.18.

3. Any Warrants issued to SC on and after the date hereof pursuant to the terms of the Engagement Letter (as amended and modified herein) shall contain therein price protections substantially similar to those price protections in the form of common stock purchase warrant attached to the Original Letter as Exhibit B.

4. As compensation for certain cash and other compensation SC has agreed to forego during the term of the Engagement Letter for benefit of NGTF, the cash component of which is equal to $479,842, NGTF shall issue to SC 1,000,000 common stock purchase warrants with an exercise price of $.033, and SC and NGTF shall enter into the Warrant Exchange Agreement attached hereto as Exhibit A.

5. The Term of the Engagement Letter will be extended through June 30, 2023.

In all other respects, the Engagement Letter is hereby declared to remain in full force and effect without modification, except as expressly provided herein.

If the foregoing accurately reflects our agreement, please confirm that by signing on the signature page of this letter and returning a copy of it to the undersigned.

Sincerely,

NIGHTFOOD HOLDINGS, INC.

By:
Name:	Sean Folkson
Title:	Chief Executive Officer

Agreed to and accepted this 18th day of May, 2023

SPENCER CLARKE LLC

By:
Name:	Reid Drescher
Title:	President & CEO

Exhibit A

Warrant Exchange Agreement